UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)
001-34805		27-2780868
(Commission File Number)		(IRS. Employer Identification No.)

600 North US Highway 45, Libertyville, IL	60048
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (847) 523-5000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

As previously disclosed in the proxy statement (the “Proxy Statement”) filed under cover of a Schedule 14A by Motorola Mobility with the U.S. Securities and Exchange Commission on October 14, 2011, putative class-action complaints have been filed against Motorola Mobility Holdings, Inc. (“Motorola Mobility”), its directors, Google Inc. (“Google”), and RB98 Inc. (“RB98”), challenging the proposed transaction between Motorola Mobility and Google.  Among other things, the plaintiffs alleged that certain disclosures or statements concerning the Agreement and Plan of Merger, dated August 15, 2011, among Motorola Mobility, Google and RB98 Inc. (the “Merger Agreement”) or the proposed merger were false or misleading, and the plaintiffs requested a hearing on a motion to preliminarily enjoin the special meeting of stockholders of Motorola Mobility scheduled for November 17, 2011 to vote upon the proposal to approve the plan of merger contained in the Merger Agreement.

On November 8, 2011, the parties executed a Memorandum of Understanding (“MOU”) resolving, among other things, the matters raised in the plaintiffs’ motion for a preliminary injunction.  In connection with that MOU, Motorola Mobility is providing the supplemental information that appears below in this Current Report on Form 8-K, and the plaintiffs, among other things, have withdrawn their request for a hearing on a motion for a preliminary injunction.

Motorola Mobility and the other defendants have vigorously denied, and continue vigorously to deny, the allegations in the lawsuits filed in connection with the proposed merger.  Nothing in this Current Report on Form 8-K, the agreement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO PROXY STATEMENT

Motorola Mobility is making the following supplemental disclosures to the Proxy Statement. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Motorola Mobility makes the following supplemental disclosures:

The following disclosure replaces the table and notes on page 53 of the Proxy Statement regarding unaudited prospective financial information for the fiscal years ending 2011 through 2016, which was prepared by Motorola Mobility management in early August 2011.  Readers are cautioned not to rely on this information and should not consider the selected unaudited prospective financial information as necessarily predictive of actual future operating results, and should read the following in connection with the Proxy Statement.

	Selected Unaudited Prospective Financial Information (1)
(in millions)	2011	2012	2013	2014	2015	2016
Revenues............................................	$14,308	$17,527	$20,773	$21,961	$22,974	$23,799
EBITDA (2)...........................	516	1,195	1,620	1,726	1,856	1,950
Operating Earnings (3)......	358	1,035	1,442	1,528	1,647	1,734
Taxes.......................................	165	312	470	512	560	611
Capital Expenditures..........	(200)	(242)	(301)	(261)	(248)	(249)
Changes in Working Capital (4)(5)..................................	163	(129)	(110)	(112)	8	4
Stock-Based Compensation Expense.............................	159	192	194	198	202	206
Unlevered Free Cash Flow (5)(6)..................................	308	268	508	663	886	946

(1)   For the period of 2011 through 2015, for which third party industry projections are available, the Company’s (A) projected smartphone revenue compound annual growth rate (“CAGR”) assumption of 19% is in line with third party industry projections, (B) projected tablet revenue CAGR assumption of 31% is lower than third party industry projections, (C) projected revenues for other product categories in the Mobile Devices business were assumed to decline in the aggregate based on management’s expectations of lower product portfolio investments and market trends for these categories, and (D) projected Home business revenue CAGR assumption of approximately 2.5% is in line with third party industry projections. For 2016, where industry projections are not available, modest revenue growth was assumed at approximately 7% for smartphones and tablets with revenues for other product categories in the Mobile Devices business assumed to decline in the aggregate, resulting in 2016 total revenue growth for the Mobile Devices business of approximately 4%, and approximately 2% for the Home business. The Company also assumed a 24% CAGR in intellectual property licensing revenue from 2011 through 2016, based on its expectation for securing licensing arrangements over that period of time. Further, the Company assumed, on an overall Company basis, stable gross margins during the period shown. In addition, the Company assumed it will continue to leverage its existing cost structure while investing approximately 8% of revenue in sales and marketing to support sales growth.  The unaudited prospective financial information included herein incorporated projections and assumptions for the Droid RAZR.

(2)   EBITDA is defined as earnings excluding stock-based compensation expense and non-recurring charges before interest, taxes, depreciation and amortization.

(3)   Operating Earnings excludes Amortization of Intangibles and Stock-Based Compensation Expense.

(4)   Working capital is defined as Current Assets (Accounts Receivable, Inventories and Other Current Assets) less Current Liabilities (Accounts Payable and Accrued Liabilities).

(5)   2011 projection represents the second-half of 2011.

(6)   Unlevered Cash Flow is defined as Operating Earnings (excluding Amortization of Intangibles and Stock-Based Compensation Expense) less taxes (excluding net interest impacts), plus Changes in Working Capital, less Capex, plus Depreciation, less Changes in other Net Assets (Other Assets less Other Liabilities).

The subsection of the Proxy Statement entitled “The Merger—Opinion of Qatalyst Partners” beginning on page 34, is supplemented as set forth below:

Consolidated Selected Companies Analysis

In the Consolidated Selected Companies Analysis described on page 37, Motorola Mobility’s tax assets were not valued separately from the remainder of the company and a tax rate of 30% was used to calculate the CY12E consolidated NOPAT estimate to which the various multiples were applied.

Illustrative Sum-of-the-Parts Selected Companies Analysis

The first full paragraph on page 38 describes the ranges of values for Motorola Mobility’s common stock implied by Sum-of-the-Parts Analysis 1 and Sum-of-the-Parts Analysis 2. As part of these analyses, the present value of Motorola Mobility’s tax assets was added separately to the aggregate values of the segments.  The lower end of each range of values incorporates an estimate of $653 million for these tax assets; the upper end of each range incorporates an estimate of $715 million.

In the case of each of Sum-of-the-Parts Analysis 1 and Sum-of-the-Parts Analysis 2, a tax rate of 37% was used to calculate the CY12E segment NOPAT estimates to which the various multiples were applied.

In addition, in each case the values implied by these analyses exclude cash reserves associated with pending litigation and Brazilian tax proceedings, but include a $300 million deferred capital contribution from Motorola Mobility’s former parent company.

Illustrative Consolidated Discounted Cash Flow Analysis

The fourth full paragraph on page 38 describes the range of values for Motorola Mobility’s common stock implied by Qatalyst Partners’ DCF analysis of Motorola Mobility on a consolidated basis. As part of this analysis, the present value of Motorola Mobility’s tax assets was added separately to the enterprise values implied by the analysis.  The lower end of the range of values incorporates an estimate of $653 million for these tax assets; the upper end of the range incorporates an estimate of $715 million.  The discount rates used to calculate these present values were consistent with the discount rates used in the DCF analysis itself, i.e., 14% in the case of the $653 million estimate used in calculating the lower end of the range of values, and 11% in the case of the $715 million estimate used in calculating the higher end.  These assumed discount rates and the assumed terminal next twelve months NOPAT multiples described in the fourth full paragraph on page 38 resulted in implied perpetuity growth rates ranging from (0.4%) to 5.6%.

A tax rate of 37% was used to calculate the various NOPAT estimates that were used in the illustrative consolidated DCF analysis.

Illustrative Sum-of-the-Parts Discounted Cash Flow Analysis

Pages 38-39 of the Proxy Statement describe the range of values for Motorola Mobility’s common stock implied by Qatalyst Partners’ DCF analysis of Motorola Mobility on a sum-of-the-parts basis.  As with the consolidated DCF analysis, the present value of Motorola Mobility’s tax assets was added separately to the aggregate values of the segments.  The lower end of the range of values incorporates an estimate of $653 million for these tax assets; the upper end of the range incorporates an estimate of $715 million.  The discount rates used to calculate these present values were consistent with the discount rates used in the DCF analysis itself, i.e., 14% in the case of the $653 million estimate used in calculating the lower end of the range of values, and 11% in the case of the $715 million estimate used in calculating the higher end.  These assumed discount rates and the assumed terminal next twelve months multiples described on page 39 resulted in implied perpetuity growth rates ranging from 1.3% to 6.0% in the case of the Mobile Devices segment and (3.8%) to 4.0% in the case of the Home segment.

A tax rate of 37% was used to calculate the various NOPAT estimates that were used in the illustrative sum-of-the-parts DCF analysis.

The following disclosure supplements the discussion on page 43 of the Proxy Statement regarding the selected comparable company analysis done by Centerview, and should be read as following the second full paragraph on page 43 of the Proxy Statement.

The following table presents the results of this analysis with respect to the Mobile Devices and Connected Home selected companies:

Category	Enterprise Value as Multiple of Calendar Year 2012 EBITDA
	Mobile Devices Selected Companies	Connected Home Selected Companies
High	5.9x	5.0x
Low	1.9x	2.6x
Median	5.1x	3.8x
Mean	4.5x	3.7x

The subsection named “Other Review” on page 44 of the Proxy Statement should be renamed “Other Reviews.”  The following disclosure supplements this section and should be read as the final paragraph of the section now named “Other Reviews.”

Finally, Centerview reviewed, for reference and informational purposes, certain information relating to selected transactions preceding August 12, 2011 (the last trading day prior to the announcement of the merger agreement).  Although some of the selected transactions were similar to the merger, none of the selected transactions were found to be directly comparable to the merger due to the unique circumstances of each of the analyzed transactions.

The following disclosure replaces the second sentence of the second full paragraph on page 45 of the Proxy Statement regarding services provided by Centerview to Motorola Mobility and its former parent, Motorola Solutions, Inc.

In the past two years, Centerview has provided certain investment banking services to Motorola Mobility and its former parent, Motorola Solutions, Inc. (formerly known as Motorola, Inc.) in connection with (i) the separation of Motorola Mobility from Motorola Solutions, Inc., and (ii) the sale by Motorola Solutions, Inc. of its wireless networks business to Nokia Siemens Networks B.V., for which Centerview received compensation from Motorola Solutions, Inc. (formerly known as Motorola, Inc.) of approximately $21 million in the aggregate.

The following disclosure replaces the first full paragraph on page 28 of the Proxy Statement regarding the ongoing intellectual property litigation.

On July 25, 2011, the Motorola Mobility Board of Directors met at a regularly scheduled meeting, for a portion of which a representative of Wachtell, Lipton, Rosen & Katz (which we refer to in this proxy statement as “Wachtell Lipton”), outside counsel to Motorola Mobility, was present, and discussed, among other things, the conversations with Google as well as the status of ongoing intellectual property litigation, including the outstanding litigation involving Microsoft Corporation and Apple Inc., and the general prospect of Motorola Mobility’s settling some or all of these litigation matters. At the same meeting, the Motorola Mobility Board of Directors authorized management to engage financial advisors to assist management in the consideration of potential strategic transactions.

The following disclosure replaces the first two full paragraphs on page 30 of the Proxy Statement regarding the negotiation of the merger agreement.

Also on August 11, 2011, Cleary Gottlieb Steen & Hamilton LLP (which we refer to in this proxy statement as “Cleary Gottlieb”), outside counsel to Google, sent a draft merger agreement to Wachtell Lipton.  Among other things, Google’s August 11 draft of the merger agreement indicated that Google was continuing to consider the treatment of outstanding Motorola Mobility employee equity awards and, subject to further due diligence, the draft generally proposed that Motorola employee equity awards (other than vested Motorola Mobility employee stock options) would convert into Google employee equity awards.

On August 12, 2011, Cleary Gottlieb sent a draft voting agreement via Wachtell Lipton to representatives of Mr. Icahn, pursuant to which Mr. Icahn and his affiliates would agree, among other things, to vote all of the shares of Motorola Mobility common stock beneficially owned by them in favor of the adoption of the merger agreement.

From August 11 through August 14, 2011, Dr. Jha, Mr. Offer, and Marc Rothman, Senior Vice President and Chief Financial Officer of Motorola Mobility, together with representatives from Qatalyst Partners and Wachtell Lipton, engaged in various negotiations with Mr. Drummond and Donald Harrison, Vice President and Deputy General Counsel of Google and representatives of Lazard and Cleary Gottlieb to discuss and finalize the terms of the proposed transaction and to negotiate acceptable final transaction documents, including, without limitation, provisions relating to the scope of covenants and conditions relating to antitrust clearances, the amount of the termination fee and reverse termination fee, whether the payment of such termination fee or reverse termination fee would serve as liquidated damages and the terms under which Motorola Mobility would be permitted to respond to certain unsolicited alternative proposals.  In addition, representatives of Google and Motorola Mobility and their legal counsel discussed the treatment of Motorola Mobility employee equity awards in the merger.  During such discussions, Google proposed, and the parties considered, several different approaches regarding the treatment of Motorola Mobility employee equity awards in the merger, taking into account, among other things, the impact, from an employee retention standpoint, of any particular approach.

During the period between August 11 and August 14, 2011, Google and its advisors continued to conduct due diligence review with respect to Motorola Mobility and representatives of Google and Mr. Icahn negotiated the terms of the proposed voting agreement between Google and Mr. Icahn and his affiliates.

The following disclosure supplements page 61 of the Proxy Statement regarding equity awards.

            Table of Converted Equity Awards.  Assuming the consummation of the merger occurred on October 28, 2011, the following equity awards with respect to common stock of Motorola Mobility that are held by the following Motorola Mobility employees would convert into equity awards with respect to common stock of Google:

	Number of Shares of Motorola Mobility Covered by
	Stock Options	Restricted Stock Units	Restricted Shares
Sanjay K. Jha	2,869,131	0	318,792
John R. Bucher	102,000	25,100	0
Scott A. Crum	102,000	25,100	0
Daniel M. Moloney	265,200	65,300	0
David Scott Offer	122,400	30,100	0
William C. Ogle	102,000	25,100	0
Geoffrey S. Roman	40,800	10,000	0
Marc E. Rothman	244,800	60,300	0
Total All Employees	9,166,237	4,233,761	318,792

The following disclosure replaces the third sentence in the third full paragraph on page 30 of the Proxy Statement regarding the Icahn Group.

During the course of this meeting, Mr. Ninivaggi advised the Motorola Mobility Board of Directors that Mr. Icahn had informed him that Mr. Icahn’s present intention was to support the proposed merger but Mr. Icahn and his affiliates would not execute a voting agreement unless Motorola Mobility would agree to pay the Icahn parties a certain percentage of the reverse termination fee, if any, received by Motorola Mobility under the merger agreement.  The Motorola Mobility Board of Directors determined that it was unwilling to treat Mr. Icahn and his affiliates differently from other Motorola Mobility stockholders by agreeing to share a portion of the reverse termination fee, if any, received by Motorola Mobility under the merger agreement. Representatives of Motorola Mobility informed representatives of Google of this information and Google agreed to proceed with the proposed transaction without a voting agreement with Mr. Icahn and his affiliates.

Additional Information and Where To Find It

Motorola Mobility has filed with the U.S. Securities and Exchange Commission the Proxy Statement in connection with the proposed transaction with Google and the Proxy Statement and a form of proxy were mailed to the stockholders of record as of October 11, 2011, the record date fixed by the Company’s board of directors for the special meeting.  The Proxy Statement contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. The Proxy Statement and other relevant materials, and any other documents filed by Motorola Mobility with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Motorola Mobility by contacting Investor Relations by mail at Attn: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include, but are not limited to, for example, the expected closing date of the transaction.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Google’s and Motorola Mobility's filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Neither Google nor Motorola Mobility undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward looking statements, except as required by law.

Interests of Participants

Motorola Mobility and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Motorola Mobility stockholders in connection with the proposed transaction. Information about Motorola Mobility’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 18, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048, or by going to Motorola Mobility’s Investor Relations page on its corporate website at http://investors.motorola.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the definitive proxy statement that Motorola Mobility intends to file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.
Date: November 8, 2011
	By:	/s/ Carol H. Forsyte
		Name:	Carol H. Forsyte
		Title:	Corporate Vice President and Secretary